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                                                                  Exhibit 99

KV PHARMACEUTICAL COMPANY


                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT,INVESTOR RELATIONS
                                           314-645-6600

                                             [KV PHARMACEUTICAL Logo]

FOR IMMEDIATE RELEASE


                 KV PHARMACEUTICAL COMPANY RECEIVES PAYMENT
                         ON GENERIC PRODUCT DISPUTE

September 4, 2003, St. Louis, MO--KV Pharmaceutical Company today announced that it has received a payment from an unnamed branded pharmaceutical company in the amount of over $3.5 million (net fees).

The payment received was made to KV in response to KV's claim that the branded company violated federal antitrust laws and interfered with KV's right to a timely introduction of a generic pharmaceutical product in a previous fiscal year.

Philip Vogt, President of ETHEX Corporation, KV's generic marketing subsidiary, stated, "Today's settlement begins to address the difficult environment faced by generic companies attempting to bring high quality, lower-cost generics to the consumer. It also demonstrates that the Company will take appropriate action to enforce its rights."

This one-time payment will be reflected in Other Income for KV's quarter ending, September 30, 2003.

ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its October 2002 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.
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SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates, currency exchange rates, and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing;
(5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers;
(11) the impact of competitive response to the Company's efforts to leverage its brand power with product innovation, promotional programs, and new advertising; (12) the risk that acquisition opportunities will not be consummated; and, (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

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